Exhibit 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan

THQ/ Communications

818/871-5125

investor@thq.com

THQ ANNOUNCES PRODUCT DEVELOPMENT

MANAGEMENT REORGANIZATION

Three Key Executives Promoted

AGOURA HILLS, Calif., October 6, 2008 – THQ Inc. (NASDAQ: THQI) today announced a reorganization of the company’s product development management team in support of THQ’s continued focus on improving quality, predictability and profitability across the company’s product portfolio.  The company announced the promotion of three key product development executives and the departure of Jack Sorensen, executive vice president of worldwide studios.

Roy Tessler has been promoted to senior vice president of production and worldwide studios.  In this expanded role, Tessler will oversee production across THQ’s product portfolio including direct oversight of THQ’s internal studios.  Danny Bilson has been promoted to senior vice president of creative development.  Bilson and his team will continue to lead THQ’s creative direction, with particular focus on THQ’s owned intellectual properties.  Steve DeCosta has been promoted to senior vice president of product development finance and administration.  DeCosta will continue to oversee project forecasting and cost management across the product development organization.  Each of these three, newly-created positions will report directly and collectively to THQ President and CEO Brian Farrell.

“This reorganization creates a more efficient management structure, aligning Roy, Danny and Steve as my direct reports,” said Brian Farrell, president and CEO, THQ.  “I look forward to working directly with them to more expeditiously achieve our quality, predictability and profitability targets.”

Roy Tessler, previously vice president of production for THQ, brings more than 18 years of project management and studio systems experience to his new position.  Tessler joined THQ nearly six years ago, first as general manager and co-founder of THQ’s Studio Australia and subsequently served as general manager of Rainbow Studios, which successfully developed both owned and licensed titles under his leadership.  Prior to joining THQ, Tessler held various project management, studio systems and quality assurance roles for leading entertainment and technology companies.

Danny Bilson brings more than 20 years of writing, directing and creative development experience for all major entertainment mediums, including video games, film, television and comic books to his new role.  As vice president of intellectual property development and creative director for Electronic Arts’ worldwide studios, he played a key creative role in The Sims™, Medal of Honor™ and Harry Potter™ franchises, among others.  Bilson most recently served as vice president of creative development for THQ.

Steve DeCosta, previously vice president of studio finance, joined THQ in 2001.  DeCosta held the position of vice president and corporate controller for THQ from 2002 through early 2007, before joining the studio management team.   Prior to joining THQ, DeCosta held various public and private accounting and finance positions.

Farrell continued, “Jack Sorensen has played an important role in building out THQ’s studio system and has been a key contributor to THQ’s success over the past seven years.  We appreciate his service to the company and wish him well in his future endeavors.”

About THQ Inc.

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  The company develops its products for all popular game systems, personal computers and wireless devices.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com. THQ and the THQ logo are trademarks and/or registered trademarks of THQ Inc.

The statements contained in this press release that are not historical facts may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”), including, but not limited to, expectations and projections related to the company’s product development management team, and are based upon management’s current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political and technological factors affecting our industry, operations, markets, products or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the fiscal period ended March 31, 2008, and particularly the discussion of risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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